                     NEW YORK LIFE INVESTMENT MANAGEMENT LLC
                                 CODE OF ETHICS



This Code of Ethics (the "Code") has been issued by New York Life Investment Management LLC ("NYLIM" or the "Company") in order to set forth applicable guidelines and procedures that promote ethical practices and conduct by all of its "employees."(1) All recipients of the Code are to read it carefully, retain it for future reference and abide by its requirements. Also, please refer to the NYLIM policy entitled, "Personal Investment Policy," which has been incorporated into the Code and is an integral part of its requirements. The Personal Investment Policy will provide each employee with specific guidance concerning personal security investments and the responsibilities associated with that activity.

NYLIM requires that all employees observe the applicable standards' of duty and care. An employee may not evade the provisions of the Code by having another person, including a friend, relative or other, act or fail to act in a manner in which the employee is prohibited.

I.    GENERAL POLICY

      It shall be a violation of this Code and its procedures, for any employee of the firm, in connection with the purchase or sale, directly or indirectly, of any security held or to be acquired by any client including a registered investment company or other entity (collectively a "Client"):

      1. to employ any device, scheme or artifice to defraud any Client for which the firm serves as an investment adviser or sub-adviser;

      2. to make to the Client any untrue statement of a material fact necessary or to omit to state to the Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made not misleading;

      3. to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Client; or

      4.    to engage in any manipulative practice with respect to the Client.

------
(1)  "Employee" shall mean all NYLIM employees and directors.

II.   GUIDELINES AND PROCEDURES

      Guidelines

      As a fundamental requirement, NYLIM demands the highest standards of ethical conduct on the part of all its employees. All employees must abide by this basic standard and never take inappropriate advantage of their position with the Company.

      Each employee is under a duty to exercise his or her authority and responsibility for the primary benefit of NYLIM and may not have outside interests conflicting with the interests of the Company. Each person must avoid any circumstance which might adversely affect or appear to affect NYLIM, its clients or his or her duty of complete loyalty to NYLIM in the discharge of his or her responsibilities. This duty includes the protection of client and company confidential information and NYLIM's reputation for trustworthy financial service.

      As part of this ongoing responsibility, each employee has the duty to disclose to NYLIM any interest that he or she may have in any firm, corporation or business unit which is not affiliated or participating in any joint venture or partnership with NYLIM or its affiliates.(2) Disclosure should be timely so that NYLIM may take action concerning any possible conflict as it deems appropriate. It is recognized, however, that NYLIM has or may have business relationships with many organizations and that a relatively small interest in publicly traded securities of an organization does not necessarily give rise to a conflict of interest. Therefore, the following procedures have been adopted and approved by NYLIM.

      Procedures

   a) It is considered generally incompatible with an employee's duties to NYLIM to assume the position of director of a corporation. A report should be made by an employee to NYLIM of any invitation to serve as a director of a corporation which is not an affiliate and the person must receive the approval of the Chief Compliance Officer ("CCO") prior to accepting any such directorship. In the event that approval is given, the corporation in question shall immediately be placed on NYLIM's "Restricted List".

   b) Except as approved by the CCO, it is considered generally incompatible with the duties of an employee of NYLIM to act as an officer, general partner, consultant, agent, representative or employee of any other business, other than an affiliate.

   c) Except as approved by the CCO, employees may not have a monetary interest, as principal, co-principal, agent or beneficiary, directly or indirectly, or through any substantial interest in any other corporation or business unit, in any transaction involving NYLIM, subject to the same exceptions as are specifically permitted under law.

---------

(2) Affiliates shall mean any corporation controlling, controlled by or under common control with, NYLIM.

   d) Once a year, a "Questionnaire On Conflicts Of Interest", shall be distributed to each employee for completion and filing with the CCO or his designee. Each employee shall supplement the annual questionnaire as necessary to reflect any material change between annual filings

   e) Gifts/entertainment from third parties that do business with NYLIM, its affiliates, or its clients and exceed a value of $25 must be reported. You may not accept gifts/entertainment from third parties with a value exceeding $100 without the prior approval of your department head.

   f) Employees are to disclose to the CCO all personal securities holdings immediately upon commencement of employment, and in no case later than ten
      (10) days beyond the employee's start date. (See Exhibit C of the Personal Investment Policy attached for a copy of the "Employee Initial Securities Holdings Report and Certification" form).

   g) On an annual basis, employees must disclose to the CCO all personal securities holdings (i.e., all securities that are beneficially owned by an employee AS OF YEAR-END). The required disclosure should be made immediately after each calendar year and in no case later than January 30th of any year. (See Exhibit D of the Personal Investment Policy attached for a copy of the "Employee Annual Securities Holdings Report and Certification" form).

   h) All reports furnished pursuant to this policy will be maintained on a confidential basis and will be reasonably secured to prevent unauthorized access to such files.


II. THE CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT - FOR FINANCIAL ANALYSTS

      All members of the Association for Investment Management and Research
      (AIMR) and the holders of and candidates for the Chartered Financial Analyst designation are also obligated to conduct their activities in accordance with AIMR Code of Ethics and Standards of Professional Conduct.


III. MUTUAL FUND CODE OF ETHICS AND SUPPLEMENT THERETO

      As discussed above, each employee is under a duty to exercise his or her authority and responsibility for the primary benefit of the Company. Employees must abstain from participation (or any other involvement) in "insider trading"(3) in contravention of applicable laws or regulations. All personal securities transactions must be conducted consistent with the Code (which includes NYLIM's Personal Investment Policy) and in such a manner as to avoid any actual, potential or apparent conflict of interest or any abuse of an individual's position of trust and responsibility. Although NYLIM employees must expressly comply with the terms of this Code , as an investment adviser to registered investment companies, the Company and certain of its employees (i.e., Portfolio Managers, Analysts, Traders etc.) may owe a specific duty of care to each fund depending upon an employee's

--------

(3) "Insider Trading" is defined as the purchase or sale of securities of a public company while in possession of material, non-public information or communicating such information to others.

      status as an "Access Persons"(4) of that mutual fund. NYLIM's legal/compliance group has reviewed the requirements of Rule 17j-1 of the Investment Company Act of 1940 and has determined that an employee's compliance with the company's Code will satisfy not only that Rules requirements, but the substantive code of ethics requirements of every registered investment company that we sub-advise.

IV.   ACKNOWLEDGMENT

      Each employee must certify annually, in substantially the form of Exhibit A, that he or she has read and understood, and that they are subject to and have complied with, the Code.

V.    SANCTIONS

      While compliance with the provisions of the Code is anticipated, employees should be aware that in response to any violations, the Company shall take whatever action is deemed necessary under the circumstances including, but without limitation, the imposition of appropriate sanctions. These sanctions may include, among others, the reversal of trades, reallocation of trades to client accounts, disgorging profits or, in more serious cases, employee suspension or termination.

VI.   RECORD-KEEPING

      - The Company Compliance Officer and the Local Compliance Officer must maintain all records relating to compliance with the Code, such as exception reports, other internal memoranda relating to non-compliant transactions and preclearance records, for a period of seven years.

      - Upon request by the Company Compliance Officer, a Local Compliance Officer will provide the Company Compliance Officer access to the Local Compliance Officer's Code records.

VII.  EXCEPTIONS

      The Compliance officer, in consultation with internal legal counsel for the Company and the Local Compliance Officer, if applicable, may grant written exceptions to provisions of the Code in circumstances which present special hardship. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is

--------

(4) Rule 17j-1 defines an Access Person as any director, officer, general partner or "Advisory Person" of the investment advisor who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains information concerning recommendations on Covered securities being made by the investment advisor to any fund. Rule 17j-1 defines Advisory Person as (i) any employee of the Fund or investment advisor (or of any company in a control relationship to the Fund or investment advisor) who, in connection with his or her regular function or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchase or sales; and (ii) any natural person in a control relationship to the Fund or investment advisor who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered securities by the Fund.

     reasonably practicable with appropriate safeguards designed to prevent abuse of the exception. Notwithstanding the foregoing, however, no exception to a provision of the Code shall be granted where such exception would result in a violation of Rule 17j-1. Any exception which is granted shall be reported to the Board at the next regularly scheduled meeting of the Directors.

VIII.       REVIEW BY  THE CCO

      The CCO will undertake an annual review with respect to the Code to verify that the Code is being followed. The results of this review will be set forth in an annual report by the CCO to the Board, not withstanding any information deemed material in nature, which the CCO will report at the next scheduled Board meeting. The report shall specify any related concerns and recommendations and be accompanied by the appropriate exhibits.

                                    EXHIBIT A


             NEW YORK LIFE INVESTMENT MANAGEMENT LLC CODE OF ETHICS









          ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE(S) OF ETHICS
                                                                               -




      I hereby certify that I have received a copy of New York Life Investment Management LLC Code of Ethics (the "Code") and have read the Code and understand its requirements. I further certify that I am subject to the Code and have complied with its all the requirements set forth there in (other than those that I specifically advised or have been advised by a representative of Compliance).


                                          -----------------------------
                                          Name:
                                          Position:

      --------------------------
      Date

                     NEW YORK LIFE INVESTMENT MANAGEMENT LLC
                           PERSONAL INVESTMENT POLICY






       I.   IN GENERAL

       New York Life Investment Management LLC ("NYLIM") owes an undivided loyalty to its clients. NYLIM also recognizes the need to permit its employee's reasonable freedom with respect to their personal investment activities. It is important to balance in an appropriate way these competing interests in a way which (a) acknowledges the possibility of conflict between these duties and (b) sets forth standards to assure that the primary duty of loyalty to its clients is fulfilled.

       This policy ("Policy") supersedes and replaces in full any earlier policies on the subjects regulated.

       The Policy has been implemented by NYLIM although securities purchased or sold for clients ordinarily trade in a sufficiently broad market to permit transactions for clients or personal accounts to be completed without any appreciable impact on the market for such securities.

       Any questions which arise relating to the Policy should be referred to the Chief Compliance Officer ("CCO") or Local Compliance Officer ("LCO"). If necessary, any final determination of the administration of this policy will be made by the Chairman or President in consultation with the CCO. This Policy is applicable to all employees and directors.


      II.  RECORD KEEPING AND REPORTING REQUIREMENTS

      1. Personal Record Keeping

      Each employee of NYLIM is to maintain records adequate to establish that the individual's personal investment decisions did not involve a conflict with the requirements of the Policy. If there is any question as to whether a proposed transaction might involve a possible violation of the Policy, the transaction should be discussed in advance with the CCO or LCO.


      2. Pre-Clearance Reporting Requirement

      Each employee shall file with the CCO or LCO (in writing, preferably via electronic means), a request ("Request") in substantially the form of Exhibit B before completing any transaction in covered securities in any account over which the employee exercises "beneficial ownership"(1); provided, however, that a Request need not be filed with respect to any transaction (a) effected in any account which is managed on a discretionary basis by a person other than such employee and with respect to which such employee does not in fact influence or control such transactions and documentation describing that relationship has been submitted to Compliance or (b) in securities listed in Part III 1 which do not require prior approval.

      3. Other Reporting Requirements

      a) Statutory

      NYLIM is required under the Investment Advisers Act of 1940 and Investment Company Act of 1940 to keep records of transactions in securities in which its directors and employees have direct or indirect beneficial ownership. The following reporting requirements have been adopted to enable NYLIM to satisfy these requirements:

      1. At the time of hiring, but in no case later than ten (10) days from the date of commencement of employment with the firm, every new employee shall submit to the CCO or LCO, a report in substantially the form of Exhibit C ("Employee Initial Securities Holdings Report and Certification"), disclosing every security and account in which that employee has a direct or indirect beneficial ownership interests;

      2. At the end of each calendar year, but in no case later than January 30th of the following year, every employee shall submit to the CCO or LCO, a report in substantially the form of Exhibit D ("Employee Annual Securities Holdings Report and Certification"), disclosing all personal securities holdings beneficially owned by an employee AS OF YEAR-END;

      3. Each employee shall file with the CCO or LCO, a report in substantially the form of Exhibit E ("Quarterly Report"), within 10 days following the end of each calendar quarter in which a transaction occurs in Covered securities, other than those listed in Part III (1-4). The Quarterly Report must be filed for transactions in any security in which a director or an employee has, or by reason of such transaction acquires or disposes of, any beneficial ownership. Employees must also disclose accounts opened or closed since the previous quarter. Each employee must sign and print the date of submission on their Quarterly Report.

(1) Subject to the specific provisions of Rule 16a-1(a)(2), beneficial ownership generally means having or sharing, directly or indirectly, through any contract arrangement, understanding, relationship, or otherwise, a direct or indirect "pecuniary interest" in the securities. (i) "Pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities.
     (ii) "Indirect pecuniary interest" includes: (a) generally, securities held by members of the person's "immediate family" sharing the same household (which ownership interest may be rebutted); (b) a general partner's proportionate interest in portfolio securities held by a general or limited partnership; (c) a person's right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities); (d) a person's interest in securities held by a trust; (e) a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and (f) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions.

      b) Additional Quarterly Reporting

         Each employee shall file with the CCO or LCO, as part of the Quarterly Report, the names and affiliations of family members(2) who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of Monitor's personnel in the discharge of their duties.

      c) Duplicate Confirmations

         Each employee shall arrange for prompt filing by the broker, dealer and, if possible, bank (only applies to bank accounts used substantially as brokerage accounts) with the CCO or LCO of duplicate confirmations of all trades of personal securities and quarterly account statements. The duplicates shall be mailed to Madison Square Advisors LLC, 51 Madison Ave., New York, New York 10010, Attention:
         Compliance Officer.

     III. STATEMENT OF RESTRICTIONS

       1. Pre-Clearance

          To help prevent "front running/scalping"(3) and other trading abuses, particularly with respect to thinly traded securities, no employee of NYLIM may purchase or sell, directly or indirectly, covered securities (except pursuant to the next paragraph) without prior approval of the CCO or LCO. The final determination shall be noted by the CCO or LCO on the Request Form and dated and communicated to the employee who submitted the request. The authorization provided by the CCO or LCO is effective, unless revoked, only for the calendar day that the request was submitted and ultimately approved. If the covered securities transaction is not executed on that same day, a new authorization must be obtained.

          Subject to the other restrictions set forth in this Part III and other applicable NYLIM's compliance policies relating to personal trading, transactions in the following instruments only shall not require prior approval of the CCO or LCO:

          1. Bank Certificates of Deposit

          2. Registered Open-End Mutual Fund Shares

          3. Treasury Obligations

          4. Unit Investment Trusts that hold securities in proportion to a broad based market index

       2. Front Running

-----------

(2) For purposes of this Policy, family members include the individual's spouse, minor children, parents or any relative of the individual or the individual's spouse who is sharing the individual's home.

(3) "Front Running" is defined as buying or selling a security prior to the release of material information. "Scalping" is defined as buying and selling a security the same day.

          No employee of NYLIM may effect any transaction in covered securities which NYLIM is purchasing or selling for any client or proposes to purchase or sell for any client if such transaction would in any way conflict with, or be detrimental to, the interest of the client.

          In order to implement the preceding paragraph and to minimize the possibility of conflicts of interest, the following rules are hereby made applicable to all transactions by employees in covered securities:

      A. No Personal Securities may be purchased or sold if (i) there is a pending buy or sell order for clients of NYLIM(4) or (ii) any purchase or sale of such securities have been made for NYLIM client accounts in the prior seven calendar days or can reasonably be anticipated for NYLIM client accounts in the next seven calendar days.

            The CCO or LCO may make an exception to this rule in the event that the contemplated transaction involves (i) 500 shares or less in the aggregate and the issuer has market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion; or (ii) 500 shares or less in the aggregate or, less than .001% of the issuer's market capitalization, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) less than $5 billion; or (iii) investment grade debt instruments less then $100,000.

      B. Not withstanding anything expressly stated in the policy, no covered securities may be purchased or sold if such purchase or sale is effected with a view to making a profit from a change in the price of such security resulting from anticipated transactions by or for NYLIM's clients.

     3. Use of Brokerage for Personal or Family Benefit

        No employee may, for direct or indirect personal or family members benefit, execute a trade with a broker by using the influence (implied or stated) of NYLIM or any director's or employee's influence (implied or stated) with NYLIM.

     4. No Personal Trades Through NYLIM's Traders

        No Personal Securities trades may be effected through NYLIM's traders. Employees must effect such trades through their personal broker-dealers.

     5. Initial Public Offerings

        No initial public offering of securities may be purchased for any account in which an employee has beneficial ownership, except with the express written prior approval by the CCO.


     6. Private Placements

--------

(4) For purposes of this policy, a "pending buy or sell order" shall include both an order placed with a broker to buy or sell a security at a specified price or better OR an internal decision by NYLIM to buy or sell a security at a specified price or better.

        No private placement securities may be purchased for any account in which an employee has beneficial ownership, except with the express written prior approval by the CCO. All employees who have obtained prior approval and made an investment in a private placement must disclose that investment if that employee plays a part in any subsequent consideration of an investment in the issuer by client accounts. Under such circumstances, NYLIM's decision to purchase securities of the private placement issuer will be subject to an independent review by investment personnel with no investment in the issuer.

    7. Restricted  Lists

       No employee may make a personal trade in securities of an issuer listed on the Company's Restricted List. A designated individual from the NYLIM Compliance Department will compare issuers listed on the Restricted Lists to ensure compliance with this limitation.

    8. Inside Information

       Employees may not trade on "inside information" (i.e., material and non-public information) or communicate such information to others. However, inside information matters must be raised immediately with the CCO or LCO. Please refer to the New York Life Insurance Company Policy Statement on Inside Information for specific guidelines governing inside information.

    9. Maximum Trades per Quarter

       While there is no maximum limitation on the number of trades that an employee may execute per quarter, this Code reserves the right of the CCO or LCO in consultation with the company's President to impose such a limitation on any employee.

    10. Sixty Day Holding Period

       No employee may profit from the purchase and sale or sale and purchase of the same (or equivalent) security within sixty calendar days. Exceptions may be made for emergency trades if approved by the CCO or LCO.

  IV.  SANCTIONS

       Upon discovering a violation of the Policy, NYLIM may impose sanctions as it deems appropriate, including, among other sanctions, reversal of any trade, reallocation of trades to client accounts, disgorgement, or suspension or termination of the employment of the violator.

  V.   REVIEW BY  CCO

      The CCO will undertake an annual review with respect to the Code to verify that the Code is being followed. The results of this review will be set forth in an annual report by the CCO to the Board, not withstanding any information deemed material in nature, which the CCO will report at the next scheduled Board meeting. The report shall specify any related concerns and recommendations and be accompanied by the appropriate exhibits.

                                    EXHIBIT B

                     NEW YORK LIFE INVESTMENT MANAGEMENT LLC
            REQUEST FOR PRE-CLEARANCE OF PERSONAL SECURITIES TRADING

NAME:
      ----------------------------------------------------------------

APPROVED       / /
                     -------------------------------------------------
DISAPPROVED    / /
                     -------------------------------------------------

Broker/Account Number
                     -------------------------------------------------

-    Trades must be made on the same day that approval is received.

 ------------------------------------------------------------------------------------------------
                         # OF SHRS,            SYMBOL OR  SEC.  PURCHASE (P)  DIRECT OWNERSHIP
  DATE      NAME OF       PRINCIPAL   APPROX    CUSIP #   MKT.      SALE             (D)
            SECURITY    AMOUNT, ETC.   PRICE              CAP.       (S)         SPOUSE (S)
                                                                                 CONTROL (C)
 ------------------------------------------------------------------------------------------------


 ------------------------------------------------------------------------------------------------
 ------------------------------------------------------------------------------------------------


 ------------------------------------------------------------------------------------------------
 ------------------------------------------------------------------------------------------------


 ------------------------------------------------------------------------------------------------
 ------------------------------------------------------------------------------------------------


 ------------------------------------------------------------------------------------------------
 ------------------------------------------------------------------------------------------------


 ------------------------------------------------------------------------------------------------

THE PERSON INDICATED ABOVE HAS STATED AND REPRESENTS THAT:

(a) he/she has no insider information (specifically information relating to planned securities transactions by Monitor) relating to the above referenced issuer(s);

(b) there is no conflict of interest in these transactions with respect to client portfolios (IF A CONFLICT OF INTEREST EXIST, PLEASE CONTACT COMPLIANCE DEPARTMENT IMMEDIATELY.); and

(c)  these securities are not initial public offerings nor private placements.

                                    EXHIBIT C

                  EMPLOYEE INITIAL SECURITIES HOLDINGS REPORT AND CERTIFICATION


Statement to New York Life Investment Management LLC By
                                                        -----------------------

---------------------------------------------
     (Please print your full name)


Today's Date:
              ---------------

      As of the date appearing above, the following are each and every security and account in which I have a direct or indirect "Beneficial Ownership" Interest (not including bank certificates of deposit, open-end mutual fund shares Treasury obligations and Unit Investment Trusts that hold securities in proportion to a broad base index). For purposes of this report, the term Beneficial Ownership shall mean, ownership of securities or securities accounts by or for the benefit of a person, or such person's "family member", including any account in which the employee, or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "family member" means any person's spouse, child or other relative, whether related by blood, marriage or otherwise, who either resides with, or is financially dependent upon, or whose investments are controlled by that person and any unrelated individual whose investments are controlled and whose financial support is materially contributed to by the person, such as a "significant other."

                                        AMOUNT (NO. OF       NATURE OF INTEREST        BROKER, DEALER (OR
                                        SHARES OR            (DIRECT OWNERSHIP,        BANK ACTING AS
NAME OF SECURITY    SECURITY TYPE       PRINCIPAL AMOUNT)    SPOUSE, CONTROL, ETC.)    BROKER) INVOLVED









                          .

I CERTIFY THAT THE SECURITIES LISTED ABOVE, ARE THE ONLY SECURITIES IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST.


EMPLOYEE SIGNATURE:
                     ---------------------------------------

Received By:                            Reviewed By:                                 COMMENTS:
            -------------------------                ----------------------------
Title:                                  Title:
            -------------------------                ----------------------------
Date:                                   Date:
            -------------------------                ----------------------------

          EMPLOYEE ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

Statement to  New York Life Investment Management LLC  By
                                                           ---------------------
-------------------------------------------
     (Please print your full name)

For the Calendar year ended
                            --------------------


I certify that the following are all Personal Securities holdings (not including bank certificates of deposit, registered open-end mutual fund shares, Treasury obligations (i.e., TBills, Notes and Bonds) and Unit Investment Trusts that hold securities in proportion to a broad base index) beneficially held by me as of the year end appearing above.* By "Personal Securities" I mean any securities over which I have influence or control and also any securities (i) in which I, my spouse, or members of our family (including my parents, minor children and any relative of mine who is sharing my home) have beneficial ownership or (ii) from which I or they derive in any manner benefits substantially equivalent to those of ownership.

                   Amount (No. of                                             Nature of Interest            Broker, Dealer (or
Name of               Shares or       Purchase                                (Direct Ownership,               Bank acting as
Security          Principal Amount)    Date        Security Type   Price      Spouse, Control, Etc.)        Broker) Involved
-------------------------------------------------------------------------------------------------------------------------------




Signature:
          -----------------------------
Date:
          -----------------------------

Received By:                            Reviewed By:                                 COMMENTS:
            -------------------------                ----------------------------
Title:                                  Title:
            -------------------------                ----------------------------
Date:                                   Date:
            -------------------------                ----------------------------

* NOTE: IN LIEU OF AN EMPLOYEE LISTING ON THIS FORM EACH SECURITY HELD AS OF YEAR-END, HE/SHE MAY ATTACH AS AN EXHIBIT TO THIS DOCUMENT, AND ANNUAL STATEMENT(S) FROM EVERY BROKERAGE FIRM WITH WHICH AN EMPLOYEE HAS A BENEFICIAL SECURITY INTEREST. NOTWITHSTANDING THIS ACCOMMODATION, IT IS THE EMPLOYEE'S SOLE RESPONSIBILITY TO ENSURE THAT THE INFORMATION REFLECTED IN THAT STATEMENT(S) IS ACCURATE AND COMPLETELY DISCLOSES ALL RELEVANT SECURITIES HOLDINGS.

                                    EXHIBIT E
                   QUARTERLY REPORT OF SECURITIES TRANSACTIONS

Statement to New York Life Investment Management LLC   By
                                                           --------------------
--------------------------------------------
   (Please print your full name)

For the Calendar quarter ended
                               -----------------------------


The following are all transactions in Personal Securities (not including bank certificates of deposit, registered open-end mutual fund shares, Treasury obligations (i.e., TBills, Notes and Bonds) and Unit Investment Trusts that hold securities in proportion to a broad base index) effected during the quarter. By "Personal Securities" I mean any securities over which I have influence or control and also any securities (i) in which I, my spouse, or members of our family (including my parents, minor children and any relative of mine who is sharing my home) have beneficial ownership or (ii) from which I or they derive in any manner benefits substantially equivalent to those of ownership.

                   Amount (No. of                                            Nature of Interest         Broker, Dealer (or
Name of               Shares or      Trade  Nature of Transaction,           (Direct Ownership,           Bank acting as
Security          Principal Amount)  Date   (Purchase, Sale, Etc.)   Price   Spouse, Control, Etc.)      Broker) Involved
-------------------------------------------------------------------------------------------------------------------------




Since the prior Quarterly Report, I have opened or closed the following accounts (including brokerage accounts and bank accounts used substantially as brokerage accounts):

                                 Firms Through Which               Date Account
 Account Name and Number       Transactions Are Effected          Opened or Closed
----------------------------------------------------------------------------------



In connection with any purchases or sales of securities for clients during the quarter, I disclosed to New York Life Investment Management LLC any material interests in my Personal Securities which might reasonably have been expected to involve a conflict with the interests of clients. Also, I have disclosed all my Personal Securities holdings to New York Life Investment Management LLC.


The names and affiliations of family members (see above) who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of NYLIM personnel in the discharge of their duties are as follows:

                        Names                    Affiliations
                        -----                    ------------




                  Date:
                            --------------------------------
                  Signature:
                            --------------------------------